Rio Rancho Title, Inc.
215,000.00                                              Rio Rancho , New Mexico

November 17, 1995


REAL ESTATE MORTGAGE NOTE
(For individual borrower, Installments include interest.)
After date, as hereinafter set forth, for value received, I, we, or either of us, promise to pay to the order of New Start Inc., a New Mexico corporation at 1650 University NE St. 100 Albuquerque, NM


the sum of  Two hundred fifteen thousand and xx/100 Dollars  (215,000.00)

in manner following, that is to say:

Interest only                                   Dollars ($ 0)

on the 17th day of November , 19 95, and -Interest--only

Dollars ($ ) on the 1st day of each and every month thereafter until the entire balance hereof with the interest thereon, as hereinafter set forth, shall have been fully paid.

The said monthly installments of $ shall include interest on said principal amount and/or on the unpaid balance thereof at this rate of Nine per cent (9.000% ) per annum, and when said installments are paid, they shall be apportioned between interest and principal, and applied first to the pay-ment of all interest due at date of payment, and the balance applied on the principal amount.

And I, we, or either of us, agree, in case of default of the payment of any of said installments, when, by the terms hereof, the same shall fall due, that such installments shall bear interest from the date of their respective maturates until paid at the rate of per cent ( to) per annum; and that, if any one of said installments or any interest due thereon is not paid within ten days after the same becomes due and payable, the whole of the principal sum then remaining unpaid, together with the interest that shall have accrued thereon, shall forthwith become due and payable without notice or demand, at the option of the holder of this note.

Every maker, endorser, and guarantor hereof waives presentment, protest, demand, notice of nonpayment, notice of dishonor, notice of protest, and all other demands and notices with respect to this note, and any guaranty of this note, and agrees that any extension or postponement of the time of payment or any other indulgence by the holder of this note any substitution, exchange, or release of any collateral for this note, and/or the addition or release of any party primarily or secondarily liable hereunder may be made without notice to or the consent of any maker, endorser, or guarantor hereof, and without prejudice to the holder of this note and without releasing any maker, endorser, or guarantor hereof; and that no delay or omission in the enforcement hereof, or of any guaranty hereof, or in the exercise of any right hereunder or under any guaranty hereof shall affect the liability of any maker, endorser, or guarantor of this note.

And I, we, or either of us agree to pay, in addition to all other sums due hereunder, all costs and expenses of collection of this note and/or enforcing the same including a reasonable attorney's fee which shall not be less than 10 per cent of the total amount unpaid hereon at the time of collection and/or enforcement, should this note be placed in the hands of an attorney for collection and/or enforcement, or is collected or enforced through bankruptcy, probate, or other judicial proceedings.

This note is secured by a Real Estate Mortgage or Real Estate Deed of Trust bearing even date herewith. The maker S reserve the right to pay two or more installments at any time.

THIS FORM DOES NOT CONTAIN DISCLOSURES REQUIRED BY SECTIONS 56-8-11.1 THROUGH 56-8-11.4 NMSA 1978, AND/OR DISCLOSURES REQUIRED BY TIRE TRUTH IN LENDING REFORM AND SIMPLIFICATION ACT AND BY REGULATION Z PROMULGATED THEREUNDER. USE THIS FORM ONLY IN CONJUNCTION WITH A SEPARATE DISCLOSURE STATEMENT OR OTHER SIMILAR INSTRUMENT INCORPORATING THE REQUIRED DISCLOSURES, OR FOR TRANSACTIONS EXEMPT FROM SAID ACTS.

Charter Bldg. & Development


By: Thomas J. Conway, VP

Rio Rancho Title, Inc.
MORTGAGE
File No. SDV-9332-1

Charter Building & Development Corp., a New Mexico corporation for consideration paid grants to New Start Inc., a New Mexico corporation whose address is 1650 University NE, St. 100 Albuquerque, NM the following described real estate in Sandoval county, New Mexico:
Lot numbered Twenty-two (22) in Block numbered One (1), Stonehenge, as the same is shown and designated on the plat entitled, "STONEHENGE AT HIGH RESORT", a Subdivision of Parcel 3B and portions of Unplatted Lands in High Resort, RIO RANCHO ESTATES, TOWN OF ALAMEDA GRANT, SANDOVAL COUNTY, NEW MEXICO, filed in the office of the County Clerk of Sandoval County, New Mexico, of June 16, 1993 in Vol. 3, Folio 1058-B, Rio Rancho Estates Plat Book Number 6, page 105 and 106 with mortgage convenants.

This mortgage secures the performance of the following obligations. (Here attach a copy of, or summarize, note or other obligations.)

SEE EXHIBIT "A", Attached Hereto and Made a Part Hereof.

and is upon the statutory mortgage condition for the breach of which it is subject to foreclosure as provided by law. The amount specified for insurance as provided in the statutory mortgage condition is $ Replacement and the hazard(s) to be insured against is (are) fire Harzard insurance WITNESS its hands and seals the 17th day of November, 1995 Charter Bldg. & Development
BY: Thomas J. Conway
Vice President
ACKNOWLEDGMENT FOR NATURAL PERSONS
STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me this   day of          19
by
My commission Expires:

Notary Public

ACKNOWLEDGMENT FOR CORPORATION
STATE OF
COUNTY OF
The foregoing instrument was acknowledged before me this 17th day of November, 1995. by Thomas J. Conway
Vice President of Charter Building & Development Corp a New Mexico corporation, on behalf of said corporation.

My commission expires:
06-15-97

Notary Public